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                                                                    EXHIBIT 3.2




                               THE CIT GROUP, INC.


                         ----------------------------




                                     BY-LAWS




                             AS AMENDED AND RESTATED


                              ON NOVEMBER __, 1997

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                               THE CIT GROUP, INC.

                                     BY-LAWS

                             -------------------

                 As Amended and Restated as of November __, 1997

                             -------------------

                                    ARTICLE I

                                     OFFICES

            The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have one or more offices at such other places, either inside or outside of the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require. The books and records of the Corporation may be kept (subject to the provisions of the laws of the State of Delaware) at any place, either inside or outside of the State of Delaware, as from time to time may be determined by the Board of Directors.


                                   ARTICLE II

                                  STOCKHOLDERS

            1. Meetings. An annual meeting of the stockholders of the Corporation for the purposes of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date as may be selected by the Board of Directors in May of each year, or on such other date as may be fixed by the Board of Directors from time to time, at such time and at such place within or without the State of Delaware as may be fixed by the Board as specified in the notice of such meeting.

            Unless otherwise prescribed by law or these By-Laws, special meetings of stockholders may be held at any time only on call of the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the Chief Executive Officer, the President or, at the request in writing of a majority of the Board of Directors, any other officer.

            The call of a special meeting of stockholders may be canceled and revoked at any time prior to one (1) day before the date on which said meeting shall have been scheduled to be held by the vote of the Board of Directors, and the Secretary shall give notice of such cancellation to each stockholder of record entitled to vote in the manner herein prescribed for the giving of notice of the call for such special meeting.

            If the place of a meeting, either annual or special, is not fixed in the notice of the meeting, the meeting shall be held at the principal executive offices of the Corporation, currently
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located at 1211 Avenue of the Americas, New York, New York 10036, or at such other place as from time to time may be the principal executive offices of the Corporation.

            2. Notices. Notice of the time and place and objects of the annual meeting of stockholders shall be delivered personally or mailed, or sent by courier or facsimile or other electronic transmission, at least ten (10) days prior thereto to each stockholder of record entitled to vote in respect of the business to be transacted thereat.

            Notice of the time and place and objects of a special meeting of stockholders shall be delivered personally or mailed, or sent by courier or facsimile or other electronic transmission, at least ten (10) days prior thereto to each stockholder of record entitled to vote in respect of the business to be transacted thereat. Such further notice shall be given as may be required by law.

            Subject to the Amended and Restated Certificate of Incorporation of the Corporation and these By-Laws, no business other than that stated in the notice shall be transacted at any meeting.

            If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid, and if by courier or fax or electronic transmission the notice shall be deemed given when delivered, to each holder of record at such stockholder's address as it appears on the records of the Corporation, unless such stockholder shall have filed with the Secretary of the Corporation a written request that such notices be mailed to some other address, in which case it shall be directed to such other address. Notice of any meeting of stockholders need not be given to any stockholder who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened, or who shall submit, either before or after the time stated therein, a signed waiver of notice.

            Unless the Board of Directors, after an adjournment is taken, shall fix a new record date for an adjourned meeting or unless the adjournment is for more than thirty (30) days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned are announced at the meeting at which the adjournment is taken.

            3. (a) Notice of Stockholder Nominations and Business. (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (x) pursuant to the Corporation's notice of meeting delivered pursuant to this Section 3, (y) by or at the direction of the Board of Directors or (z) by any stockholder of the Corporation who is entitled to vote at the meeting who has complied with the notice procedures set forth in Sections 3(a)(2) and 3(a)(3) of this Article II and who was a stockholder of record at the time such notice was delivered to the Secretary of the Corporation.

            (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 3(a)(1)(z) of this
Article II, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action under the General Corporation Law of the State



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of Delaware (the "General Corporation Law"). To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder, to be timely, must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. If the stockholder or beneficial owner intends to solicit proxies in support of any such nomination or proposal, such stockholder's notice shall also include a representation to that effect.

            (3) Notwithstanding anything in the second sentence of Section 3(a)(2) of this Article II to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

            (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 3(a) of this Article II. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 3 and who is a stockholder of record at the time such notice is delivered to the Secretary of the



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Corporation. Nominations by stockholders of persons for election to the Board of
Directors may be made at such a special meeting of stockholders if the stockholder's notice required by Section 3(a)(2) of this Article II shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

            (c) Compliance with this Section 3, Definition of "Public Announcement". (1) Except as otherwise set forth in Article III, Section 4, only persons who are nominated in accordance with the procedures set forth in this
Section 3 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with this Section 3 and, if any proposed nomination or business is not in compliance with this Section 3, or if a stockholder or beneficial owner solicits proxies in support of a nomination or proposal without having made the representation required in Section 3(a)(2) of this Article II, to declare that such proposal or nomination shall be disregarded.

            (2) For purposes of this Section 3, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

            (3) Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3. Nothing in this Section 3 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

            4. Quorum. At any meeting of stockholders, the number of shares the holders of which shall be present or represented by proxy in order to constitute a quorum for, and the votes that shall be necessary for, the transaction of any business shall be as expressly provided in Article FOURTH of the Amended and Restated Certificate of Incorporation. If, however, no such quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present or represented. At such adjourned meeting at which the requisite amount of voting stock shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.



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            5. Chairman and Secretary of the Meeting. Meetings of the
stockholders shall be presided over by the Chairman of the Board or the President, or if neither the Chairman nor the President is present, any officer designated by the Chairman of the Board or the President to act as chairman, or if the Chairman and President are not present and neither the Chairman nor the President has designated a chairman, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in his absence, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and shall keep the minutes thereof. The order of business at all meetings of the stockholders and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion, shall be as determined by the chairman of the meeting.

            6. Voting Rights. At any meeting of stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. Every proxy shall be executed in writing by the stockholder or by his or her authorized representative, or otherwise as provided in the General Corporation Law.

            7. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, shall not be more than ten (10) days after the date on which the Board, by resolution, fixes a record date for any such consent in writing, and shall not be more than sixty (60) days prior to any other action.

            8. List of Stockholders. For a period of at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order for each class of stock, and showing their addresses and their record holdings as of the record date shall be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

            9. Ratification. Any transaction questioned in any stockholders' derivative suit, or any other suit to enforce alleged rights of the Corporation or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by



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the Board of Directors or by the holders of Common Stock, voting as provided in the Amended and Restated Certificate of Incorporation, and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Corporation and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

            10. Inspectors. The Board of Directors may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting, decide upon the qualification of voters, count the votes, decide the results and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting may, and to the extent required by law shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.


                                   ARTICLE III

                                    DIRECTORS

            1. Number, Term of Office, Quorum. The number of directors of the Corporation shall be fixed at ten (10), subject to any rights of holders of Preferred Stock, unless the Board of Directors votes to increase or decrease the number of directors. Subject to his or her earlier death, resignation or removal as provided in Sections 2 or 3 of this Article III, each director shall hold office until the annual meeting of the stockholders next ensuing after his or her election and until his or her successor is elected and shall have qualified. Directors need not be stockholders. A majority of the directors in office shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

            2. Resignation. Any director may resign at any time by giving written notice of his or her resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

            3. Removal. Subject to any rights of holders of Preferred Stock, any director may be removed from office, with or without cause, by the holders of a majority of the votes entitled to be cast by the holders of all outstanding shares of Common Stock, voting together as one class.

            4. Vacancies. Subject to any rights of holders of Preferred Stock, and unless the Corporation's Board of Directors otherwise determines, any vacancy occurring in the Board of Directors caused by death, resignation, increase in number of directors or otherwise may be



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filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election and until their successors shall be duly elected and shall qualify.

            5. Meetings. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the call of any meeting. In the absence of any such designation, the meetings shall be held at the principal executive offices of the Corporation. Regular meetings of the Board of Directors shall be held six times each year on a bi-monthly basis and special meetings may be held at any time upon the call of the Chairman of the Board or the Chief Executive Officer or the President or, at the request in writing of a majority of the directors, by the Secretary. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting was held or as soon as practicable after the annual meeting of stockholders on such date and at such time and place as the Board determines from time to time. For all other meetings of the Board, the Secretary or an Assistant Secretary shall give notice to each director of the time and place of the meeting by (a) mailing such notice by United States mail not later than the tenth (10th) day preceding the day on which such meeting is to be held, (b) sending such notice via courier not later than the fourth (4th) business day preceding the day on which such meeting is to be held or (c) sending such notice by facsimile or electronic mail transmission or other form of electronic communication or delivering such notice personally or by telephone, in each case, not later than during the second (2nd) day immediately preceding the day on which such meeting is to be held. Notice of any meeting need not be given to any director who shall submit, either before or after the time stated therein, a signed waiver of notice or who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Notice of an adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, and also to the other directors unless the place, date and time of the new meeting are announced at the meeting at the time at which the adjournment is taken. The Chairman of the Board shall preside at all meetings of the Board at which he shall be present. In his or her absence, the Chief Executive Officer shall preside at all meetings of the Board at which he or she shall be present and in the absence of the Chief Executive Officer, the President shall preside. In the absence of the Chairman of the Board, the Chief Executive Officer and the President, the Board shall choose a chairman of each meeting who shall preside thereat.

            6. Dividends. To the extent permitted by law, the Board of Directors shall have full power and discretion, subject to the provisions of the Amended and Restated Certificate of Incorporation and the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made.

            7. Audit Committee. The Board of Directors may by resolution, at any time and from time to time, designate an Audit Committee consisting of two or more of the directors of the Corporation who shall be "independent directors" (as defined below). The Audit Committee shall recommend to the Board a firm of independent public accountants, review with



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such accountants the scope of their examination, receive the reports of such accountants and meet with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports, review, either directly or through such accountants, the internal accounting and auditing procedures of the Corporation, report the results of the foregoing to the Board and act upon such other matters as may be referred to it by the Board of Directors. The selection of independent public accountants for each fiscal year shall be made in advance of the annual meeting of stockholders in such fiscal year and shall be submitted for ratification or rejection at such meeting. The Audit Committee shall keep written minutes of the business transacted at each meeting and report such minutes to the Board of Directors at the next regular meeting. As used in these By-Laws, "independent director" means a person independent of management and free from any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director or who shall meet such other requirements as may then be necessary to meet any applicable rules of any exchange on which securities of the Corporation shall then be listed.

            8. Compensation Committee. At any time and from time to time, the Board of Directors may by resolution designate a Compensation Committee consisting of two or more of the directors of the Corporation, who if such committee consists of two directors shall be independent directors, and the majority of whom, if such committee is composed of more than two directors, shall be independent directors. The Compensation Committee shall fix from time to time the compensation of the Chief Executive Officer of the Corporation, the four other most highly compensated officers of the Corporation who were either serving as executive officers of the Corporation at the end of the last completed fiscal year or are likely to be declared one of the four such officers at the end of the current fiscal year, all other members of the Board of Directors who are officers or employees of the Corporation, all members of the Executive Committee, if any, of the Corporation who are officers or employees of the Corporation, and such other officers or employees of the Corporation as the Board of Directors may from time to time by resolution designate. The Compensation Committee shall also perform such functions as may be delegated to it under the provisions of any bonus, supplemental compensation, special compensation or stock option plan of the Corporation. In connection therewith, the Compensation Committee may appoint such subcommittees or assistants as it shall deem necessary. The Compensation Committee shall keep written minutes of the business transacted at each meeting and report such minutes to the Board of Directors at the next regular meeting.

            9. Executive Committee. At any time and from time to time, the Board of Directors may by resolution designate an Executive Committee consisting of such number of directors of the Corporation as the resolution establishing such Executive Committee shall designate, which Committee shall have and may exercise all such powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as the Board of Directors may, in the resolution establishing such Committee, grant to it consistent with the provisions of the General Corporation Law. The Board of Directors shall have the power at any time to change the membership of any Executive Committee so created, to increase or decrease the number of directors who shall be members, to fill all vacancies in it, or to dissolve it. The Board of Directors or, upon resolution of the Board, the Executive Committee, may make rules



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for the conduct of its business and may appoint such other subcommittees and assistants as it shall from time to time deem necessary. The presence of members of the Executive Committee having the power to vote a majority of the total number of votes held by members of the Executive Committee shall constitute a quorum for the transaction of business. The Executive Committee shall keep written minutes of the business transacted at each meeting and report such minutes to the Board of Directors at the next regular meeting.

            10. Additional Committees. The Board of Directors may in its discretion appoint such other committees, and the Board of Directors or any committee thereof may, in its discretion, appoint one or more subcommittees of any committee, which, to the extent of the authority conferred by the resolutions appointing them, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. A majority of any such committee or subcommittee composed of more than two members may determine its action and fix the time and place of its meetings, unless the Board of Directors or the committee establishing such subcommittee shall otherwise provide. The Board of Directors or any committee shall have power at any time to dissolve any such committee or subcommittee formed by it.

            11. Compensation. Each director who is not an employee or officer of the Corporation or its subsidiaries or of The Dai-Ichi Kangyo Bank, Limited or its subsidiaries, in consideration of his or her serving as such, shall be entitled to receive from the Corporation such compensation for such periods or such fees for attendance at meetings of the Board or of any committee, or both, as the Board shall from time to time determine. The Board may provide that the Corporation shall reimburse each director or member of a committee or subcommittee for any expenses incurred by him or her on account of his or her attendance at any such meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation or any of its subsidiaries or affiliates in any other capacity and receiving compensation therefor.

            12. Rules and Procedures. Each committee may fix its own rules and procedures and shall meet at such times and places as may be provided by such rules, by resolution of the committee or by call of the chairman of the committee. Notice of meetings of each committee, other than of regular meetings provided for by its rules or resolutions, shall be given to committee members. The presence of a majority of its members, but not less than two, shall constitute a quorum of any committee, and all questions shall be decided by a majority vote of the members present at the meeting. Only the Board of Directors shall have the power to fill vacancies in any committee. All action taken at any meeting of a committee or any subcommittee thereof, shall be recorded in minutes of the meeting and each committee or subcommittee shall report such minutes to the Board of Directors at the next regular meeting of the Board and shall deliver such minutes to the Secretary of the Corporation to be filed with the books and records of the Corporation.

            The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member or members at any meeting of the committee. In addition, in the absence or disqualification of a member of a



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committee, if no alternate member has been designated by the Board of Directors, the member or members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

            Members of the Board of Directors or any committee thereof may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

            Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

            13. Application of Article. Whenever any provision of any other document relating to any committee or subcommittee of the Corporation named therein shall be in conflict with any provision of this Article III, the provisions of this Article III shall govern, except that if such other document shall have been approved by a vote of the Board of Directors or a vote of the holders of a majority of the votes entitled to be cast by the holders of the Common Stock of the Corporation, voting together as a single class, the provisions of such other document shall govern.


                                   ARTICLE IV

                                    OFFICERS

            1. Number. The officers of the Corporation shall include a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Chairmen, one or more Vice Presidents, a Secretary, a Chief Financial Officer, a Treasurer, a Controller, a General Counsel and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. Any number of offices may be held by the same person.

            2. Election, Term of Office and Qualifications. Each officer specifically designated in Section 1 of this Article IV shall be chosen by the Board of Directors within sixty (60) days after each annual election of directors, and shall hold his or her office until a successor shall have been chosen and qualified or until his or her earlier death or until he or she shall resign or shall have been removed in the manner provided in Section 4 of this
Article IV. The Chairman of the Board and the President shall be directors. No other officer need be a director.

            3. Other Officers. The Board of Directors from time to time may choose other officers or agents, including, but not limited to, a Chief Operating Officer, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and one or more Assistant Controllers, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Directors



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from time to time may determine. The Chairman of the Board, the President or the
Chief Executive Officer may appoint any such other officers or agents, other than a Chief Operating Officer, fix their term of office, and prescribe their respective authorities and duties.

            4. Removal. Any officer may be removed either with or without cause by the vote of a majority of the directors; provided that any officer who reports to either the Chief Executive Officer or President or to some other officer who in turn reports to the Chief Executive Officer or the President may also be removed by action of the Chief Executive Officer or the President or such other officer, as the case may be.

            5. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, the Chief Executive Officer or the Chief Operating Officer. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by any such officer and the acceptance of a resignation shall not be necessary to make it effective.

            6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term in the manner prescribed by these By-Laws for the regular election or appointment to such office.

            7. The Chairman of the Board. The Chairman of the Board shall preside at meetings of the Board at which he or she is present, and shall give counsel and advice to the Board and the officers of the Corporation on all subjects touching the welfare of the Corporation and the conduct of its business. He or she shall perform such other duties as the Board may from time to time determine. The Chairman shall be a member of the Board of Directors. The Chairman shall have the power to sign all certificates, contracts, obligations and other instruments of the Corporation.

            8. The President. Unless otherwise determined by the Board of Directors and except as otherwise vested in the Chief Executive Officer (if such position shall be held by a different person), the President shall be the chief executive officer of the Corporation and, subject to the overall direction and control of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and shall be a member of the Board of Directors. In the event of the death, absence, unavailability or disability of the Chairman of the Board, the President shall exercise all the powers and discharge all the duties of the Chairman. The President shall have power to sign all certificates, contracts, obligations and other instruments of the Corporation. The President shall do and perform all such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors or by the Executive Committee, if any.

            9. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the overall direction and control of the Board of Directors, shall have general charge and control of the business and affairs of the Corporation. In the event of the death, absence, unavailability or disability of the Chairman of the Board or the President, the Chief Executive Officer shall exercise all the powers and discharge all the duties of the Chairman. The Chief Executive Officer shall do and perform all such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors or by the Executive Committee, if any. The Chief Executive Officer shall have the power to sign all certificates, contracts, obligations and other instruments of the Corporation.

            10. The Chief Operating Officer. In the event the Board of Directors shall choose a Chief Operating Officer, the Chief Operating Officer shall be the chief operating officer of the Corporation responsible for directing, administering and coordinating the business operations of the Corporation in accordance with policies, goals and objectives established by the Board of Directors. The Chief Operating Officer shall generally assist the Chairman, the President and the Chief Executive Officer and perform such other duties as the Board or the Chairman, the President or the Chief Executive Officer shall prescribe. The Chief Operating Officer shall have the power to sign all certificates, contracts, obligations and other instruments of the Corporation.

            11. The Vice Chairmen. The Vice Chairmen shall generally assist the Chairman, the President, the Chief Executive Officer and the Chief Operating Officer and perform such other duties as the Board or the Chairman or the President shall prescribe. The Vice Chairmen shall have power to sign all certificates, contracts, obligations and other instruments of the Corporation.

            12. The Vice Presidents and Assistant Vice Presidents. The Vice Presidents and Assistant Vice Presidents shall perform such duties and may exercise such powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors, the Executive Committee, if any, the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer or the Chief Operating Officer. The Board of Directors, the Executive Committee, if any, the Chairman of the Board, the President, the Chief Executive Officer or the Chief Operating Officer may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents. In the event of the death, absence, unavailability or disability of the Chairman of the Board, the President, the Chief Executive Officer or the Chief Operating Officer, the Board of Directors may, in its discretion, designate one or more Vice Presidents who shall, for the time being, act as Chairman of the Board, President, Chief Executive Officer or Chief Operating Officer; and when so acting, such Vice Presidents shall have all of the powers and discharge all of the duties of the Chairman of the Board, the President, the Chief Executive Officer or the Chief Operating Officer, except as otherwise provided in Section 5 of Article III hereof. Each Vice President who has been designated an Executive Vice President or Senior Vice President shall, except where by law the signature of the President is required, possess the same power as the President to sign all certificates, contracts, obligations and other instruments of the Corporation.

            13. The Secretary and the Assistant Secretaries. The Secretary shall:

                  (a) Attend meetings of the stockholders and the Board of Directors, keep the minutes of such meetings and cause the same to be recorded in books provided for that purpose;

                  (b) Prepare, or cause to be prepared, and submit to the Inspectors of election at each meeting of the stockholders a certified list, in alphabetical order, of the names of the stockholders entitled to vote at such meeting, together with the class and number of shares of stock held by each;

                  (c) See that all notices are duly given in accordance with the provisions of these By-Laws or as required by statute;

                  (d) Be custodian of the records and minutes of the Corporation, the Board of Directors and any committees or subcommittees thereof, and of the seal of the Corporation; see that the seal is affixed, if necessary, to all stock certificates prior to their issuance and to all documents the execution of which on behalf of the Corporation under its seal shall have been duly authorized and attest the seal when so affixed;

                  (e) See that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed; and

                  (f) In general, perform all duties and have all powers incident to the office of Secretary and perform such other duties and have such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.

            At the request of the Secretary, or in his or her absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. Except where by law the signature of the Secretary is required, each of the Assistant Secretaries shall possess the same power as the Secretary to sign certificates, contracts, obligations and other instruments of the Corporation, and to affix the seal of the Corporation to such instruments and attest the same.

            14. Chief Financial Officer. The Chief Financial Officer shall, subject to the control of the Board of Directors, keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director. The Chief Financial Officer shall be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation. The Chief Financial Officer shall deposit all moneys and other valuables in the name and the credit of the Corporation with such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation and shall have other powers and perform such other duties as may be prescribed by the Board or these By-Laws. The Chief Financial Officer shall have the power to sign all certificates, contracts, obligations and other instruments of the Corporation.

            15. The Treasurer and the Assistant Treasurers. The Treasurer shall, subject to the control of the Board of Directors and except as such powers and duties are otherwise vested in the Chief Financial Officer (if such position shall be held by a different person), have the care and custody of the funds including the borrowing thereof, the securities, receipts and disbursements of the Corporation; cause all moneys and other valuable effects to be deposited in the name and to the credit of the Corporation, in such banks or trust companies or with such bankers of other depositaries as shall be selected by the Board of Directors or Audit Committee, or pursuant to authority conferred by the Board of Directors or Audit Committee; cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation; cause to be taken and preserved paper vouchers for all moneys disbursed; render to the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Board of Directors or the Audit Committee, whenever requested, an account of his or her transactions as Treasurer; in general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and have such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors. The Treasurer shall have the power to sign all certificates, contracts, obligations and other instruments of the Corporation.

            At the request of the Treasurer, or in his or her absence or disability, the Assistant Treasurer, or in case there shall be more than one Assistant Treasurer, the Assistant Treasurer designated by the Board of Directors, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or the Chief Operating Officer, shall perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.

            16. The Controller and the Assistant Controllers. The Controller shall cause to be kept correct books of accounts of all the business transactions of the Corporation, shall see that adequate audits thereof are currently and regularly made, shall examine and certify the accounts of the Corporation, shall render to the Board of Directors, the Audit Committee, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or the Chief Operating Officer, whenever requested, an account of the financial condition of the Corporation, and shall report to the Board of Directors, to the Audit Committee or to such officers as the Board of Directors may require. He or she shall perform such other duties and have such other powers as from time to time may be assigned to him or her by the Board of Directors.

            At the request of the Controller, or in his or her absence or disability, the Assistant Controller, or in case there shall be more than one Assistant Controller, the Assistant Controller designated by the Board of Directors or by the Chairman of the Board, the President, the Chief

Executive Officer or the Chief Operating Officer, shall perform any of the duties of the Controller and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Controller.

            17. General Counsel. The General Counsel shall be the chief legal officer of the Corporation and shall have responsibility for the general supervision of all matters of a legal nature concerning the Corporation. He or she shall perform all such duties commonly incident to his or her office or as properly required of him or her by the Chairman of the Board of Directors, the President, the Chief Executive Officer or such other officer or officers to whom he or she is directly responsible. The General Counsel shall have the power to sign certificates, contracts, opinions and other documents of or on behalf of the Corporation.

            18. Voting Shares in Other Corporations. Unless otherwise directed by the Board of Directors, shares in other corporations which are held by the Corporation shall be represented and voted only by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a proxy or proxies appointed by any of them.

            19. Contracts. Any officer having the power to sign certificates, contracts, obligations and other instruments of the Corporation may delegate such power to any other officer or employee of the Corporation, provided, that the officer having delegated such power shall be accountable for the actions of such other officer or employee.


                                    ARTICLE V

                              CERTIFICATES OF STOCK

            1. Form, Transfer. The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his or her attorney upon surrender for cancellation of a certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may require.

            2. Signatures. The certificates of stock shall be signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman or any Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer (except that where any such certificate is countersigned either (a) by a transfer agent other than the Corporation or its employee or (b) by a registrar other than the Corporation or its employee, any other signature on any such certificate may be a facsimile) and shall be countersigned and registered in such a manner, if any, as the Board of Directors may by resolution prescribe. In case any officer, transfer agent or registrar who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation or these

By-Laws shall be amended to eliminate his or her office before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the Corporation or such office had not been eliminated, and such issuance and delivery shall constitute adoption thereof by the Corporation.

            3. Lost Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the Corporation of a bond of indemnity in such amount, not exceeding double the value of the stock, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.


                                   ARTICLE VI

                               CHECKS, NOTES, ETC.

            All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations, bonds and other orders or instruments for the payment of money, shall be signed by such officer or officers, employee or employees, or agent or agents, as shall be thereunto authorized from time to time by the Board of Directors or by the Executive Committee, if any. The Board of Directors may, in its discretion, also provide for the countersignature or registration of any or all such orders, instruments or obligations for the payment of money.


                                   ARTICLE VII

                                   FISCAL YEAR

            The fiscal year of the Corporation shall begin on the first day of January in each year.


                                  ARTICLE VIII

                                 CORPORATE SEAL

            The corporate seal shall be in such form as shall from time to time be approved by the Board of Directors. If and when so authorized by the Board of Directors, a duplicate of the seal may be kept and used by the Secretary or Treasurer or by any Assistant Secretary or Assistant Treasurer. In lieu of the corporate seal, when so authorized by the Board of Directors, a facsimile of such corporate seal may be impressed or affixed or reproduced.

                                   ARTICLE IX

                                   AMENDMENTS

            These By-Laws may be altered, amended or repealed at any meeting of the Board of Directors or the stockholders, provided that notice of such proposed alteration, amendment or repeal is contained in the notice of such meeting of the Board of Directors or stockholders (subject, in the case of meetings of stockholders, to the provisions of Article II of these By-Laws), as the case may be.


                                    ARTICLE X

             INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

            1. Subject to Section 3 of this Article X, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

            2. Subject to Section 3 of this Article X, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            3. Any indemnification under this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the current or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article X. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (d) by the stockholders. To the extent, however, that a current or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

            4. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article X. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors or any person or persons designated by the Board deems appropriate.

            5. The indemnification and advancement of expenses provided by or granted pursuant to this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, contract, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The provisions of this
Article X shall not be deemed to preclude the indemnification of any person, who is not specified in Sections 1 and 2 of this Article X but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law, or otherwise.

            6. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article X.

            7. For purposes of this Article X, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provision of this Article X with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article X, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article X.

            8. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

            9. Notwithstanding anything contained in this Article X to the contrary, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.


                                   ARTICLE XI

                         RELIANCE ON RECORDS AND REPORTS

            Each director, officer or member of any committee or subcommittee designated by, or by authority of, the Board of Directors, shall in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation or any of its subsidiaries, or upon reports made to the Corporation or any of its subsidiaries by any official of the Corporation or of a subsidiary or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board of Directors or by any such committee or subcommittee.